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                                                                    EXHIBIT 4(a)
                         REGIONS FINANCIAL CORPORATION

                             OFFICERS' CERTIFICATE


        Pursuant to Section 301 of the Indenture:

        Each of the undersigned officers of Regions Financial Corporation, a Delaware corporation (the "Company"), does hereby certify as follows:

        The undersigned, having read the Indenture, dated as of December 1, 1992 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"), including Section 301 thereof, and the definitions in such Indenture relating thereto, and other corporate documents and records, and having made such examination or investigation as each considers is necessary to enable the undersigned to express an informed opinion, certify that the terms of the series of the Securities to be entitled the 7 3/4% Subordinated Notes Due 2024 of the Company (the "Series") have been established under the Indenture by means of and in accordance with the Board Resolution (as defined in the Indenture) attached as Annex A hereto, all conditions precedent provided for in the Indenture relating to the establishment of such Series having been complied with, and, in the opinion of the undersigned, Section 301 of the Indenture has been complied with in the establishment of the terms of such Series.

        IN WITNESS WHEREOF, each of the undersigned has placed his/her hand this 15th day of September, 1994.


                                       ----------------------------
                                       Robert P. Houston
                                       Executive Vice President and
                                       Comptroller




                                       ----------------------------
                                       Virginia L. Martin
                                       Assistant Secretary

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                                      Annex A to Sec. 301 Officers' Certificate

  BE IT HEREBY RESOLVED, that the Company is authorized to issue and sell $100,000,000 of its subordinated notes, such notes to be entitled "7 3/4% Subordinated Notes Due 2024," the terms and conditions of which include the following as established by this resolution, as contemplated by Section 301 of the Indenture:

  (1)  the title of the notes shall be "7 3/4% Subordinated Notes Due 2024";

  (2) the 7 3/4% Subordinated Notes Due 2024 (the "Notes") shall be deemed to be of one series for all purposes of the Indenture, and the limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 or 1603 and except for any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered thereunder) shall be $100,000,000; provided however, that there shall be no limit upon the aggregate principal amount of securities of a separate series that may be authenticated and delivered under the Indenture;

  (3) interest on the Notes shall be payable to the persons in whose names the Notes are registered at the close of business on the record date for such interest, or, only in the case of defaulted interest, in the manner provided in the Indenture;

  (4) the Notes will mature on September 15, 2024, and all principal of the Notes is payable on that date;

  (5) the Notes shall bear interest at the rate of 7 3/4%; such interest shall accrue from September 15, 1994; accrued interest shall be payable in arrears on the 15th day of March and the 15th day of September until maturity, commencing on March 15, 1995, and ending on September 15, 2024, and the record date for any interest payable on the Notes shall be March 1 and September 1 of each year (whether or not such day is a Business Day);

  (6) Subject to the provisions of Sections 1002 and 114 of the Indenture, the principal of and interest on the Notes shall be payable at the Corporate Trust Office of Bankers Trust Company in the City of New York, at the principal office of the Company at 417 North 20th Street, Birmingham, Alabama, or, as may be designated from time to time under the Indenture, at an office of one or more payment agents appointed under the Indenture; the Notes may be surrendered for registration of transfer, or exchange, subject to the terms of the Indenture, at the principal office of the Company at 417 North 20th Street, Birmingham, Alabama or at the office of the security registrar or of a transfer agent as may be appointed by the Company from time to time; and notices and demands to or upon the company in respect
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of the Notes and the Indenture may be served upon the Company at its principal office at 417 North 20th Street, Birmingham, Alabama;

     (7) the Notes are redeemable at the option of the registered holder in whole or in part (in integral multiples of $1,000) on September 15, 2004, at 100% of the principal amount to be redeemed, plus accrued interest to September 15, 2004, pursuant to an election, which is irrevocable when made, which must be made within the period commencing on July 15, 2004, and ending at 5:00 p.m. New York City time on August 15, 2004, and the deposit of the redemption price shall be made by the Company and received by the Trustee no later than 10:00 a.m. on September 15, 2004 (or, if September 15, 2004 is not a Business Day, on the next succeeding Business Day);

     (8) the Company has no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to make any sinking fund or analogous deposits in respect to the Notes;

     (9) Notes may be issued only in denominations of $1,000 or integral multiples thereof as provided in Section 302 of the Indenture;

     (10) Section 1402 of the Indenture shall apply to the Notes;

     (11) Bankers Trust Company shall be the initial Security Registrar, and the initial paying agent;

     (12) the Notes are to be initially issued in global form in accordance with Section 203 of the Indenture, and Depository Trust Company is hereby designated as the Depository of the Notes in global form;

     (13) the Notes shall be subordinated as to payment of principal and interest and for all other purposes to all Senior Indebtedness of the Company (generally defined in the Indenture as all obligations of the Company to its creditors, whether presently outstanding or hereafter incurred) in accordance with the Indenture and in particular Article Fifteen thereof.

     FURTHER RESOLVED, that the certificate(s) representing the Notes in global form shall have the form attached hereto as Attachment B, and the same is hereby adopted and designated as the form of certificate of the Notes in global form, pursuant to Section 201 of the Indenture, and that the certificate(s) representing the Notes in fully registered form shall have the form attached hereto as Attachment C, and the same is hereby adopted and designated as the form of certificate of the Notes in fully registered form, pursuant to Section 201 of the Indenture;


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